Exhibit 99.1

Kronos Bio Reports Recent Business Progress and Third Quarter 2020 Financial Results

Acquired from Gilead Sciences a portfolio of SYK inhibitors, including lead investigational therapy entospletinib being developed for frontline treatment of NPM1-mutated acute myeloid leukemia

Expanded executive team and board of directors with hiring of COO and CFO and appointment of audit committee chair, respectively

Completed upsized initial public offering of common stock on October 14, 2020, raising $287.5 million in gross proceeds

San Mateo, Calif., and Cambridge, Mass., November 18, 2020 – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to transforming the lives of those affected by cancer, today reported recent business progress and third quarter 2020 financial results.

“Kronos Bio experienced transformational growth in 2020. With the acquisition of the portfolio of SYK inhibitors from Gilead Sciences, we are positioned to initiate late-stage clinical testing next year of our lead investigational therapy entospletinib in patients with newly diagnosed NPM1-mutated acute myeloid leukemia. Furthermore, in the first half of 2021, we plan to begin clinical testing of KB-0742, our CDK9 inhibitor, in patients with advanced solid tumors,” said Norbert Bischofberger, Ph.D., president and CEO. “We have expanded our leadership team and filled key roles across the organization. Additionally, with the completion of two financing rounds, including our upsized IPO, we are well-capitalized to execute on our mission to develop and deliver therapies that have the potential to change patients’ lives.”

Recent Highlights

•In July 2020, acquired Gilead Sciences’ portfolio of spleen tyrosine kinase (SYK) inhibitors, including entospletinib, which Kronos Bio is developing as a frontline treatment for patients with NPM1-mutated acute myeloid leukemia (AML).

•Expanded the company’s leadership team with the hiring of Barbara Kosacz, chief operating officer and general counsel, and Dr. Yasir Al-Wakeel, chief financial officer and head of corporate development, and appointed Elena Ridloff to the company’s Board of Directors as chair of the audit committee.

•In September 2020, closed a private financing round of approximately $155.2 million of convertible notes.

•In October 2020, completed an upsized initial public offering (IPO) of 15,131,579 of common stock, including full exercise of the underwriters’ option to purchase additional shares, resulting in gross proceeds of $287.5 million, before deducting underwriting discounts and commissions and offering expenses.

•In October 2020, published in Cell Chemical Biology the results of a preclinical study of KB-0742, the company’s potent oral, highly selective cyclin dependent kinase 9 (CDK9) inhibitor being developed to treat MYC-amplified solid tumors. These results were previously presented at the American Association for Cancer Research Virtual Annual Meeting II in June 2020.

Exhibit 99.1
Third Quarter Financial Highlights

•Cash, Cash Equivalents and Short-Term Investments: As of September 30, 2020, cash, cash equivalents and short-term investments totaled $211.3 million, which excludes approximately $263.9 million in net proceeds from the company’s October 2020 upsized IPO.

•R&D Expenses: Research and development expenses were $16.8 million for the third quarter of 2020, which includes $0.2 million in stock-based compensation expense.

•G&A Expenses: General and administrative expenses were $4.1 million for the third quarter of 2020, which includes $1.0 million in stock-based compensation expense.

•Net Loss: Net loss was $39.7 million, or $6.48 per basic and diluted share, for the quarter ended September 30, 2020. This includes a non-recurring $15.2 million non-cash change in fair value of convertible notes.

About Kronos Bio, Inc.
Kronos Bio is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing therapies that seek to transform the lives of those affected by cancer. The company focuses on targeting dysregulated transcription factors and the regulatory networks within cells that drive cancerous growth. Kronos Bio’s lead investigational therapy is entospletinib, a selective inhibitor targeting spleen tyrosine kinase (SYK) in development for the frontline treatment of NPM1-mutated acute myeloid leukemia (AML). The company is also developing KB-0742, an oral inhibitor of cyclin dependent kinase 9 (CDK9), for the treatment of MYC-amplified solid tumors.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit www.kronosbio.com or follow the company on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, implied and express statements regarding intentions, beliefs, projections, outlook analyses or current expectations concerning, among other things: our expectations about timing and execution of anticipated milestones, including planned IND submissions, initiation of clinical trials and the availability of clinical data from such trials; our cash forecasts; our expectations about our partners’ and collaborators’ ability to execute key initiatives; and the ability of our lead product candidates to treat the underlying causes of their respective targets. These forward looking statements may be accompanied by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and other words of a similar meaning. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our clinical trials, strategy and future operations; the delay of any current or planned clinical trials or the development of the Company’s drug candidates, including, but not limited to entospletinib and KB-0742; the risk that the results of our clinical trials may not be predictive of future results in connection with future clinical trials; the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the final prospectus dated October 9, 2020 and filed pursuant to Rule 424(b) under the Securities of 1933, as amended, with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Kronos Bio’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kronos Bio’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Kronos Bio explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

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Contact:
Stephanie Yao
Executive Director, Investor Relations and Corporate Communications
650-525-6605
media@kronosbio.com

Kronos Bio, Inc.
Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$16,755	$3,526	$30,125	$8,698
General and administrative	4,054	797	6,831	2,262
Total operating expenses	20,809	4,323	36,956	10,960
Loss from operations	(20,809)	(4,323)	(36,956)	(10,960)
Other income (expense), net:
Change in fair value of convertible notes payable	(15,215)	—	(15,215)	—
Interest expense	(3,889)	(1)	(3,890)	(3)
Interest and other income, net	200	311	774	311
Total other income (expense), net	(18,904)	310	(18,331)	308
Net loss	(39,713)	(4,013)	(55,287)	(10,652)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	(117)	—	65	—
Net comprehensive loss	$(39,830)	$(4,013)	$(55,222)	$(10,652)
Net loss per share, basic and diluted	$(6.48)	$(0.74)	$(9.39)	$(2.05)
Weighted-average shares of common stock, basic and diluted	6,127,146	5,409,433	5,886,191	5,196,681

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands, except share and per share amounts)
(Unaudited)

	September 30, 2020	December 31, 2019
Cash, cash equivalents and short-term investments	$211,265	$92,184
Total assets	262,556	102,686
Total liabilities	215,929	2,982
Convertible preferred stock	122,907	122,907
Total stockholders’ deficit	(76,280)	(23,203)